Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-217439) on Form S-8, pertaining to the 2016 Share Incentive Plan of CVD Equipment Corporation and Subsidiaries of our report dated April 2, 2018 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of CVD Equipment Corporation for the year ended December 31, 2017.

/s/ MSPC

Certified Public Accountants and Advisors,

A Professional Corporation

New York, New York

April 2, 2018